Exhibit 3.4
AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the 29th day of November, 2007

AMONG:

ACADIA RESOURCES INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 847 MacEwen Drive, Osprey, FL 342229-9244

(“Acadia”)

AND:

SUNOVIA SOLAR INC., a body corporate formed pursuant to the laws of the State of Delaware and a wholly owned subsidiary of ACADIA

(the "Acquirer")

AND:

SUN ENERGY SOLAR, INC., a body corporate formed pursuant to the laws of the State of Delaware and having an office for business located at 6408 Parkland Drive, Suite 104, Sarasota, Florida 34243

("Sun Energy Solar")

AND:

CARL L. SMITH, III, RICHARD CRAIG HALL, AND RICK ST. GEORGE

(collectively the “Sun Energy Shareholders”)

WHEREAS:

A.              Sun Energy Solar is a Delaware corporation engaged in the business of developing solar substrate products for the highway safety market and solar substrate for the advertising industry;

B.              The Sun Energy Solar Shareholders own 127,087,130 Sun Energy Solar Shares, which constitute 54% of the presently issued and outstanding Sun Energy Solar Shares;

C.              Acadia is a reporting company whose common stock is quoted on the OTC Bulletin Board under the symbol AADI.  However, there have not been any trades in Acadia common stock since its initial quotation on May 24, 2007.  Acadia is engaged in the acquisition and exploration of mineral properties;

D.              The respective Boards of Directors of Acadia, Sun Energy Solar and the Acquirer deem it advisable and in the best interests of Acadia, Sun Energy Solar and the Acquirer that Sun Energy Solar merge with and into the Acquirer (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Delaware; and

E.           It is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1  In this Agreement the following terms will have the following meanings:

(a)	“Acquisition Shares” means the 58,485,098 Acadia Common Shares and to be issued to the shareholders of Sun Energy Solar at Closing pursuant to the terms of the Merger;

(b)	“Agreement” means this agreement and plan of merger among Acadia, the Acquirer, Sun Energy Solar, and the Sun Energy Solar Shareholders;

(c)
“Acadia Accounts Payable and Liabilities” means all accounts payable and liabilities of Acadia, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Acadia and its subsidiaries as of August 31, 2007 as set forth in Acadia’s Form 10-KSB as filed with the Securities and Exchange Commission on October 19, 2007, a copy of which is attached hereto as Schedule “A”;

(d)
“Acadia Accounts Receivable” means all accounts receivable and other debts owing to Acadia, on a consolidated basis, as of August 31, 2007 as set forth in Acadia’s Form 10-KSB as filed with the Securities and Exchange Commission on October 19, 2007,  a copy of which is attached hereto as Schedule “A” ;

(e)
“Acadia Assets” means the undertaking and all the property and assets of the Acadia Business of every kind and description wheresoever situated including, without limitation, Acadia Equipment, ACADIA Inventory, ACADIA Material Contracts, ACADIA Accounts Receivable, ACADIA Cash, ACADIA Intangible Assets and ACADIA Goodwill, and all credit cards, charge cards and banking cards issued to ACADIA;

(f)
“ACADIA Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of ACADIA and its subsidiaries or relating to the ACADIA Business as set forth in Acadia’s Form 10-KSB as filed with the Securities and Exchange Commission on October 19, 2007, a copy of which is attached hereto as Schedule “A” ;

(g)	“ACADIA Business” means all aspects of any business conducted by ACADIA and its subsidiaries;

(h)	“ACADIA Cash” means all cash on hand or on deposit to the credit of ACADIA and its subsidiaries on the Closing Date;

(i)	“ACADIA Common Shares” means the shares of common stock in the capital of ACADIA;

(j)
“ACADIA Debt to Related Parties” means the sum of $18,231.86 which was owed by Acadia to its President, James Donahue.  Pursuant to the terms of the Settlement Agreement dated November 19, 2007, a copy of which is attached hereto as Schedule “B”, by and between Acadia and James Donahue, Acadia has received a release from such debt;

(k)
“ACADIA Equipment” means all machinery, equipment, furniture, and furnishings used in the ACADIA Business, including, without limitation, the items more particularly described in Acadia’s Form 10-KSB as filed with the Securities and Exchange Commission on October 19, 2007, a copy of which is attached hereto as Schedule “A” ;

(l)
“ACADIA Financial Statements” means, collectively, the audited consolidated financial statements of ACADIA for the fiscal year ended August 31, 2007, together with the unqualified auditors' report thereon, as contained in Acadia’s Form 10-KSB as filed with the Securities and Exchange Commission on October 19, 2007, a copy of which is attached as Schedule “A” hereto;

(m)
“ACADIA Goodwill” means the goodwill of the ACADIA Business including the right to all corporate, operating and trade names associated with the ACADIA Business, or any variations of such names as part of or in connection with the ACADIA Business, all books and records and other information relating to the ACADIA Business, all necessary licenses and authorizations and any other rights used in connection with the ACADIA Business;

(n)
“ACADIA Insurance Policies” means the public liability insurance and insurance against loss or damage to the ACADIA Assets and the ACADIA Business as described in Acadia’s Form 10-KSB as filed with the Securities and Exchange Commission on October 19, 2007, a copy of which is attached hereto as Schedule “A”;

(o)
“ACADIA Intangible Assets" means all of the intangible assets of ACADIA and its subsidiaries, including, without limitation, ACADIA Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of ACADIA and its subsidiaries;

(p)
“ACADIA Inventory” means all inventory and supplies of the ACADIA  Business as of  August 31, 2007, as set forth in as contained in Acadia’s Form 10-KSB as filed with the Securities and Exchange Commission on October 19, 2007, a copy of which is attached hereto as Schedule “A”;

(q)
“ACADIA Material Contracts” means the burden and benefit of and the right, title and interest of ACADIA and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which ACADIA or its subsidiaries are entitled whereunder ACADIA or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts described  in as contained in Acadia’s Form 10-KSB as filed with the Securities and Exchange Commission on October 19, 2007, a copy of which is attached hereto as Schedule “A”;

(r)	Reserved.

(s)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(t)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(u)
“Effective Time” means the date of the filing of an appropriate Certificate of Merger in the form required by the State of Delaware, which certificate shall provide that the Merger shall become effective upon such filing;

(v)	“Merger” means the merger, at the Effective Time, of Sun Energy Solar and the Acquirer pursuant to this Agreement and Plan of Merger;

(w)	“Merger Consideration” means the Acquisition Shares;

(x)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as ACADIA and Sun Energy Solar may mutually agree upon;

(y)	“State Corporation Law” means the General Corporation Law of the State of Delaware;

(z)	“Surviving Company” means the Acquirer following the merger with Sun Energy Solar;

(aa)
“Sun Energy Solar Accounts Payable and Liabilities” means all accounts payable and liabilities of Sun Energy Solar, due and owing or otherwise constituting a binding obligation of Sun Energy Solar (other than a Sun Energy Solar Material Contract) as of October 31, 2007 as set forth in the unaudited financial statements of Sun Energy Solar, a copy of which is attached hereto as Schedule “C”;

(bb)
“Sun Energy Solar Accounts Receivable” means all accounts receivable and other debts owing to Sun Energy Solar, as of October 31, 2007 as set forth in the unaudited financial statements of Sun Energy Solar, a copy of which is attached hereto as Schedule “C”;

(cc)
“Sun Energy Solar Assets“ means the undertaking and all the property and assets of the Sun Energy Solar Business of every kind and description wheresoever situated including, without limitation, Sun Energy Solar Equipment, Sun Energy Solar Inventory, Sun Energy Solar Material Contracts, Sun Energy Solar Accounts Receivable, Sun Energy Solar Cash, Sun Energy Solar Intangible Assets and Sun Energy Solar Goodwill, and all credit cards, charge cards and banking cards issued to Sun Energy Solar;

(dd)
“Sun Energy Solar Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Sun Energy Solar or relating to the Sun Energy Solar Business as set forth in the financial statements of Sun Energy Solar, a copy of which is attached hereto as Schedule “C”;

(ee)	“Sun Energy Solar Business” means all aspects of the business conducted by Sun Energy Solar;

(ff)	“Sun Energy Solar Cash” means all cash on hand or on deposit to the credit of Sun Energy Solar on the Closing Date;

(gg)
“Sun Energy Solar Debt to Related Parties” means the debts owed by Sun Energy Solar and its subsidiaries to the Sun Energy Solar Shareholders or to any family member thereof, or to any affiliate, director or officer of Sun Energy Solar or the Sun Energy Solar Shareholders as described in the unaudited financial statements of Sun Energy Solar, a copy of which is attached hereto as Schedule “C”;

(hh)
“Sun Energy Solar Equipment” means all machinery, equipment, furniture, and furnishings used in the Sun Energy Solar Business, including, without limitation, the items more particularly described in the unaudited financial statements of Sun Energy Solar, a copy of which is attached hereto as Schedule “C”;

(ii)
“Sun Energy Solar Financial Statements” means collectively, the audited consolidated financial statements of Sun Energy Solar for the period from inception (November 9, 2005) through July 31, 2006, and the year ended July 31, 2007 together with the unqualified auditors' reports thereon, true copies of which are attached as Schedule “D” hereto.  Subject to the consent of ACADIA, with unaudited financial statements for the three month period ended October 31, 2007. a copy of which is attached hereto as Schedule “C”;

(jj)
“Sun Energy Solar Goodwill” means the goodwill of the Sun Energy Solar Business together with the exclusive right of ACADIA to represent itself as carrying on the Sun Energy Solar Business in succession of Sun Energy Solar subject to the terms hereof, and the right to use any words indicating that the Sun Energy Solar Business is so carried on including the right to use the name "Sun Energy Solar” or “Sunovia Energy Technologies" or any variation thereof as part of the name of or in connection with the Sun Energy Solar Business or any part thereof carried on or to be carried on by Sun Energy Solar, the right to all corporate, operating and trade names associated with the Sun Energy Solar Business, or any variations of such names as part of or in connection with the Sun Energy Solar Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Sun Energy Solar Business, all necessary licenses and authorizations and any other rights used in connection with the Sun Energy Solar Business;

(kk)
“Sun Energy Solar Insurance Policies” means the public liability insurance and insurance against loss or damage to Sun Energy Solar Assets and the Sun Energy Solar Business as described in the unaudited financial statements of Sun Energy Solar, a copy of which is attached hereto as Schedule “C”;

(ll)
“Sun Energy Solar Intangible Assets” means all of the intangible assets of Sun Energy Solar, including, without limitation, Sun Energy Solar Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Sun Energy Solar and its subsidiaries;

(mm)
“Sun Energy Solar Inventory” means all inventory and supplies of the Sun Energy Solar Business as of October 31, 2007 as set forth in the unaudited financial statements of Sun Energy Solar, a copy of which is attached hereto as Schedule “C”;

(nn)
“Sun Energy Solar Material Contracts” means the burden and benefit of and the right, title and interest of Sun Energy Solar in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Sun Energy Solar is entitled in connection with the Sun Energy Solar Business whereunder Sun Energy Solar is obligated to pay or entitled to receive the sum of $100,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts described in the unaudited financial statements of Sun Energy Solar, a copy of which is attached hereto as Schedule “C”; and

(oo)	“Sun Energy Solar Shares” means all of the issued and outstanding shares of Sun Energy Solar's equity stock.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2           The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3           Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.  The Schedules to this Agreement are as follows:

Information concerning ACADIA

Schedule “A”	Acadia Form 10-KSB as filed with the Securities and Exchange Commission on October 19, 2007
Schedule “B”                                            Settlement Agreement by and between Acadia and James Donahue

Information concerning Sun Energy Solar

Schedule “C”	Unaudited Financial Statements of Sun Energy Solar as of October 31, 2007
Schedule “D”	Audited Consolidated Financial Statements for the Period From Inception (November 9, 2005) through July 31, 206 and the year ended July 31, 2007

Severability of Clauses

1.4              If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE MERGER

The Merger

2.1              At Closing, Sun Energy Solar shall be merged with and into the Acquirer pursuant to this Agreement and Plan of Merger and the separate corporate existence of Sun Energy Solar shall cease and the Acquirer, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2              The Merger shall have the effect provided therefor by the State Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other causes in action, and all and every other interest of or belonging to or due to Sun Energy Solar or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of Sun Energy Solar and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of Sun Energy Solar and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of Sun Energy Solar and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of Sun Energy Solar or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Certificate of Incorporation; Bylaws; Directors and Officers

2.3              The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of the Acquirer until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law.  The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of Sun Energy Solar as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the State Corporation Law.  The Directors of the Acquirer at the Effective Time shall continue to be the Directors of Sun Energy Solar.

Conversion of Securities

2.4              At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer, Sun Energy Solar or the Sun Energy Solar Shareholders or any other shareholder of Sun Energy Solar, the shares of capital stock of each of Sun Energy Solar and the Acquirer shall be converted as follows:

(a)
Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

(b)
Conversion of Sun Energy Solar Shares. Each Sun Energy Solar Share that is issued and outstanding at the Effective Time shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of ACADIA Common Shares equal to 58,485,098 divided by the number of Sun Energy Solar Shares outstanding immediately prior to Closing. All such Sun Energy Solar Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

Adherence with Applicable Securities Laws

2.5           The Sun Energy Solar Shareholders agrees that they are acquiring a pro rata amount of the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to ACADIA;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933,as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to ACADIA an opinion of counsel to that effect or such other written opinion as may be reasonably required by ACADIA.

The Sun Energy Solar Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF ACADIA

Representations and Warranties

3.1              ACADIA represents and warrants in all material respects to Sun Energy Solar, with the intent that Sun Energy Solar will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

ACADIA - Corporate Status and Capacity

(a)
Incorporation. ACADIA is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(b)
Carrying on Business. ACADIA has recently ceased its mining operations and presently does not currently conduct business. ACADIA is duly authorized to carry on such business in British Columbia, Canada.  The nature of the ACADIA Business does not require ACADIA to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. ACADIA has the corporate power, capacity and authority to own the ACADIA Assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. ACADIA is required to file current reports with the Securities and Exchange Commission pursuant to section 12(g) of the Securities Exchange Act of 1934, the ACADIA Common Shares are quoted on the OTC Bulletin Board, and all reports required to be filed by ACADIA with the Securities and Exchange Commission or NASD have been timely filed;

Acquirer - Corporate Status and Capacity

(e)
Incorporation. The Acquirer is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

(f)	Carrying on Business. Other than corporate formation and organization, the Acquirer has not carried on business activities to date.

(g)	Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement;

ACADIA - Capitalization

(h)	Authorized Capital. The authorized capital of ACADIA consists of 75,000,000 ACADIA Common Shares, $0.001 par value, of which 7,350,000 ACADIA Common Shares are presently issued and outstanding;;

(i)
No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of ACADIA Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of ACADIA;

(j)	Capacity. ACADIA has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

Acquirer Capitalization

(k)	Authorized Capital. The authorized capital of the Acquirer consists of 200 shares of common stock, $0.0001 par value, of which one share of common stock is presently issued and outstanding;

(l)
No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

(m)	Capacity. The Acquirer has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

ACADIA - Records and Financial Statements

(n)
Charter Documents. The charter documents of ACADIA and the Acquirer have not been altered since the incorporation of each, respectively, except as filed in the record books of ACADIA or the Acquirer, as the case may be;

(o)
Corporate Minute Books. The corporate minute books of ACADIA and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by ACADIA and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of ACADIA and its subsidiaries. ACADIA and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(p)
ACADIA Financial Statements. The ACADIA Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of ACADIA, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the ACADIA Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(q)
ACADIA Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of ACADIA or its subsidiaries which are not disclosed in Schedule “A” hereto or reflected in the ACADIA Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the ACADIA Financial Statements, and neither ACADIA nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of ACADIA and its subsidiaries as of August 31, 2007 are described in Schedule “A” hereto;

(r)
ACADIA Accounts Receivable. All the ACADIA Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of ACADIA, any claim by the obligor for set-off or counterclaim;

(s)	ACADIA Bank Accounts. All of the ACADIA Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “A” hereto;

(t)
No Debt to Related Parties. Except as disclosed in Schedule “B” hereto, neither ACADIA nor its subsidiaries are, and on Closing will not be, materially indebted to any affiliate, director or officer of ACADIA except accounts payable on account of bona fide business transactions of ACADIA incurred in normal course of the ACADIA Business, including employment agreements, none of which are more than 30 days in arrears;

(u)
No Related Party Debt to ACADIA. No director or officer or affiliate of ACADIA is now indebted to or under any financial obligation to ACADIA or its subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(v)	No Dividends. No dividends or other distributions on any shares in the capital of ACADIA have been made, declared or authorized since the date of ACADIA Financial Statements;

(w)
No Payments. No payments of any kind have been made or authorized since the date of the ACADIA Financial Statements to or on behalf of officers, directors, shareholders or employees of ACADIA or its subsidiaries or under any management agreements with ACADIA or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(x)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting ACADIA or its subsidiaries;

(y)	No Adverse Events. Since the date of the ACADIA Financial Statements

(i)
there has not been any material adverse change in the financial position or condition of ACADIA, its subsidiaries, its liabilities or the ACADIA Assets or any damage, loss or other change in circumstances materially affecting ACADIA, the ACADIA Business or the ACADIA Assets or ACADIA’ right to carry on the ACADIA Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting ACADIA, its subsidiaries, the ACADIA Business or the ACADIA Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by ACADIA to any of ACADIA’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the ACADIA Business has been and continues to be carried on in the ordinary course,

(v)	ACADIA has not waived or surrendered any right of material value,

(vi)	Neither ACADIA nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

ACADIA - Income Tax Matters

(z)
Tax Returns. Except as provided on Schedule 3.1(z), all tax returns and reports of ACADIA and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by ACADIA and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(aa)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by ACADIA or its subsidiaries.  ACADIA is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

ACADIA - Applicable Laws and Legal Matters

(bb)
Licenses. ACADIA and its subsidiaries hold all licenses and permits as may be requisite for carrying on the ACADIA Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the ACADIA Business;

(cc)
Applicable Laws. Neither ACADIA nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the ACADIA Business, and to ACADIA’ knowledge, neither ACADIA nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the ACADIA Business;

(dd)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to ACADIA, its subsidiaries, the ACADIA Business, or any of the ACADIA Assets nor does ACADIA have any knowledge of any deliberate act or omission of ACADIA or its subsidiaries that would form any material basis for any such action or proceeding;

(ee)
No Bankruptcy. Neither ACADIA nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against ACADIA or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of ACADIA or its subsidiaries;

(ff)
Labor Matters. Neither ACADIA nor its subsidiaries are party to any collective agreement relating to the ACADIA Business with any labor union or other association of employees and no part of the ACADIA Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of ACADIA, has made any attempt in that regard;

(gg)
Finder's Fees. Neither ACADIA nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(hh)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of ACADIA and the Acquirer;

(ii)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)
violate the charter documents of ACADIA or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which ACADIA or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the ACADIA Material Contracts, or any right or rights enjoyed by ACADIA or its subsidiaries,

(iii)	result in any alteration of ACADIA’ or its subsidiaries’ obligations under any agreement to which ACADIA or its subsidiaries are party including, without limitation, the ACADIA Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the ACADIA Assets,

(v)	result in the imposition of any tax liability to ACADIA or its subsidiaries relating to the ACADIA Assets, or

(vi)	violate any court order or decree to which either ACADIA or its subsidiaries are subject;

The ACADIA Assets - Ownership and Condition

(jj)
Business Assets. The ACADIA Assets comprise all of the property and assets of the ACADIA Business, and no other person, firm or corporation owns any assets used by ACADIA or its subsidiaries in operating the ACADIA Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “A” hereto;

(kk)
Title. ACADIA or its subsidiaries are the legal and beneficial owner of the ACADIA Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “A” hereto;

(ll)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the ACADIA Assets;

(mm)
ACADIA Insurance Policies. ACADIA and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the ACADIA Assets and the ACADIA Business as described in Schedule “A” hereto;

(nn)	ACADIA Material Contracts. The ACADIA Material Contracts listed in Schedule “I” constitute all of the material contracts of ACADIA and its subsidiaries;

(oo)
No Default. There has not been any default in any material obligation of ACADIA or any other party to be performed under any of the ACADIA Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “I” hereto), and ACADIA is not aware of any default in the obligations of any other party to any of the ACADIA Material Contracts;

(pp)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of ACADIA or its subsidiaries. Neither ACADIA nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

ACADIA Assets - ACADIA Equipment

(qq)	ACADIA Equipment. The ACADIA Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

ACADIA Assets - ACADIA Goodwill and Other Assets

(rr)
ACADIA Goodwill. ACADIA and its subsidiaries does not carry on the ACADIA Business under any other business or trade names. ACADIA does not have any knowledge of any infringement by ACADIA or its subsidiaries of any patent, trademarks, copyright or trade secret;

The ACADIA Business

(ss)
Maintenance of Business. Since the date of the ACADIA Financial Statements, ACADIA and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(tt)
Subsidiaries. Except for the Acquirer, ACADIA does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

ACADIA - Acquisition Shares

(uu)
Acquisition Shares. The Acquisition Shares when delivered to the holders of Sun Energy Solar Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of ACADIA, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2           The representations and warranties of ACADIA contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Sun Energy Solar or the Sun Energy Solar Shareholders, the representations and warranties of ACADIA shall survive the Closing.

Indemnity

3.3           ACADIA agrees to indemnify and save harmless Sun Energy Solar and the Sun Energy Solar Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of ACADIA to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by ACADIA to Sun Energy Solar or the Sun Energy Solar Shareholders hereunder.

ARTICLE 4
COVENANTS OF ACADIA

Covenants

4.1          ACADIA covenants and agrees with Sun Energy Solar that it will:

(a)
Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use its best efforts to preserve the ACADIA Business and the ACADIA Assets and, without limitation, preserve for Sun Energy Solar ACADIA’s and its subsidiaries’ relationships with any third party having business relations with them;

(c)
Access. Until the Closing, give Sun Energy Solar, the Sun Energy Solar Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of ACADIA, and furnish to Sun Energy Solar, the Sun Energy Solar Shareholders and their representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the ACADIA Assets notwithstanding the change in control of Sun Energy Solar arising from the Merger;

(e)
Name Change. Immediately after the execution of this Agreement, take such steps are required to change the name of ACADIA to “Sunovia Energy Technologies,  Inc.” or such similar name as may be acceptable to the board of directors of Sun Energy Solar;

(f)	Employment Agreement. On or prior to Closing, take such steps as are required to enter into an employment agreement with Carl L. Smith III as may be acceptable to both parties;

(g)	Reserved;

(h)	Reserved;

(i)	Filing of 14f-1 More than ten days prior to the Closing Date, ACADIA shall file with the Securities and Exchange Commission a report on Form 14f-1 disclosing the change in control of ACADIA;

(j)
Resignation of James Donahue; Appointment of Carl L. Smith III.  Upon the execution of this Agreement, James Donahue shall resign from all positions he holds as an officer of ACADIA. Upon the execution of this Agreement, Carl L. Smith III shall be appointed as President, Chief Executive Officer, Chief Financial Officer, and Secretary of ACADIA; and

(k)	Change of Address. Upon the execution of this Agreement, ACADIA shall change it executive office address to 6408 Parkland Drive, Suite 104, Sarasota, FL 34243.

Authorization

4.2              ACADIA hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting ACADIA and its subsidiaries to release any and all information in their possession respecting ACADIA and its subsidiaries to Sun Energy Solar. ACADIA shall promptly execute and deliver to Sun Energy Solar any and all consents to the release of information and specific authorizations which Sun Energy Solar reasonably requires to gain access to any and all such information.

Survival

4.3              The covenants set forth in this Article shall survive the Closing for the benefit of Sun Energy Solar and the Sun Energy Solar Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE SUN ENERGY SOLAR SHAREHOLDERS

Representations and Warranties

5.1              The Sun Energy Solar Shareholders represent and warrants in all material respects to ACADIA, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Sun Energy Solar - Corporate Status and Capacity

(a)
Incorporation. Sun Energy Solar is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business. Sun Energy Solar carries on business primarily in the State of Florida and does not carry on any material business activity in any other jurisdiction. Sun Energy Solar has an office in Sarasota, Florida and in no other locations. The nature of the Sun Energy Solar Business does not require Sun Energy Solar to register or otherwise be qualified to carry on business in any other jurisdiction;

(c)
Corporate Capacity. Sun Energy Solar has the corporate power, capacity and authority to own Sun Energy Solar Assets, to carry on the Business of Sun Energy Solar and to enter into and complete this Agreement;

Sun Energy Solar - Capitalization

(d)	Authorized Capital. The authorized capital of Sun Energy Solar consists of 1,500,000,000 shares of common stock, $.001 par value per share;

(e)
Ownership of Sun Energy Solar Shares. The issued and outstanding share capital of Sun Energy Solar will on Closing consist of 233,940,391 common shares (being the Sun Energy Solar Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Sun Energy Solar Shareholders will be at Closing the registered and beneficial owners of 127,087,130 Sun Energy Solar Shares. The Sun Energy Solar Shares owned by the Sun Energy Solar Shareholders, as well as all other outstanding Sun Energy Solar Shares, will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)
No Option. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement or option for the acquisition of Sun Energy Solar Shares held by the Sun Energy Solar Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of Sun Energy Solar;

(g)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of Sun Energy Solar Shares contained in the charter documents of Sun Energy Solar or under any agreement;

Sun Energy Solar - Records and Financial Statements

(h)	Charter Documents. The charter documents of Sun Energy Solar have not been altered since its incorporation date, except as filed in the record books of Sun Energy Solar;

(i)
Corporate Minute Books. The corporate minute books of Sun Energy Solar are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Sun Energy Solar which required director or shareholder approval are reflected on the corporate minute books of Sun Energy Solar. Sun Energy Solar is not in violation or breach of, or in default with respect to, any term of its Certificates of Incorporation (or other charter documents) or by-laws.

(j)
Sun Energy Solar Financial Statements. The Sun Energy Solar Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Sun Energy Solar, on consolidated basis, as of the respective dates thereof, and the sales and earnings of the Sun Energy Solar Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(k)
Sun Energy Solar Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Sun Energy Solar which are not disclosed in Schedule “K” hereto or reflected in the Sun Energy Solar Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Sun Energy Solar Financial Statements, and Sun Energy Solar has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Sun Energy Solar as of October 31, 2007 are described in Schedule “C” hereto;

(l)
Sun Energy Solar Accounts Receivable. All Sun Energy Solar Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Sun Energy Solar, any claim by the obligor for set-off or counterclaim;

(m)	Sun Energy Solar Bank Accounts. All of the Sun Energy Solar Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “C” hereto;

(n)
No Debt to Related Parties. Except as disclosed in Schedule “C” hereto, Sun Energy Solar is not, and on Closing will not be, materially indebted to the Sun Energy Solar Shareholders nor to any family member thereof, nor to any affiliate, director or officer of Sun Energy Solar or the Sun Energy Solar Shareholders except accounts payable on account of bona fide business transactions of Sun Energy Solar incurred in normal course of Sun Energy Solar Business, including employment agreements with the Sun Energy Solar Shareholders, none of which are more than 30 days in arrears;

(o)
No Related Party Debt to Sun Energy Solar. Neither the Sun Energy Solar Shareholders nor any director, officer or affiliate of Sun Energy Solar are now indebted to or under any financial obligation to Sun Energy Solar on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(p)	No Dividends. No dividends or other distributions on any shares in the capital of Sun Energy Solar have been made, declared or authorized since the date of the Sun Energy Solar Financial Statements;

(q)
No Payments. No payments of any kind have been made or authorized since the date of the Sun Energy Solar Financial Statements to or on behalf of the Sun Energy Solar Shareholders or to or on behalf of officers, directors, shareholders or employees of Sun Energy Solar or under any management agreements with Sun Energy Solar, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(r)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Sun Energy Solar;

(s)	No Adverse Events. Since the date of the Sun Energy Solar Financial Statements:

(i)
there has not been any material adverse change in the consolidated financial position or condition of Sun Energy Solar, its liabilities or the Sun Energy Solar Assets or any damage, loss or other change in circumstances materially affecting Sun Energy Solar, the Sun Energy Solar Business or the Sun Energy Solar Assets or Sun Energy Solar’s right to carry on the Sun Energy Solar Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Sun Energy Solar, the Sun Energy Solar Business or the Sun Energy Solar Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Sun Energy Solar to the Sun Energy Solar Shareholders or to any of Sun Energy Solar's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Sun Energy Solar Business has been and continues to be carried on in the ordinary course,

(v)	Sun Energy Solar has not waived or surrendered any right of material value,

(vi)	Sun Energy Solar has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

Sun Energy Solar - Income Tax Matters

(t)
Tax Returns. All tax returns and reports of Sun Energy Solar required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Sun Energy Solar or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(u)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Sun Energy Solar. Sun Energy Solar is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Sun Energy Solar - Applicable Laws and Legal Matters

(v)
Licenses. Sun Energy Solar holds all licenses and permits as may be requisite for carrying on the Sun Energy Solar Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Sun Energy Solar Business;

(w)
Applicable Laws. Sun Energy Solar has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the Sun Energy Solar Business, and, to Sun Energy Solar’s knowledge, Sun Energy Solar is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Sun Energy Solar Business;

(x)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Sun Energy Solar, the Sun Energy Solar Business, or any of the Sun Energy Solar Assets, nor does Sun Energy Solar have any knowledge of any deliberate act or omission of Sun Energy Solar that would form any material basis for any such action or proceeding;

(y)
No Bankruptcy. Sun Energy Solar has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Sun Energy Solar and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Sun Energy Solar;

(z)
Labor Matters. Sun Energy Solar is not a party to any collective agreement relating to the Sun Energy Solar Business with any labor union or other association of employees and no part of the Sun Energy Solar Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Sun Energy Solar, has made any attempt in that regard and Sun Energy Solar has no reason to believe that any current employees will leave Sun Energy Solar's employ as a result of this Merger.

(aa)
Finder's Fees. Sun Energy Solar is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(bb)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Sun Energy Solar;

(cc)	No Violation or Breach. The execution and performance of this Agreement will not

(i)
violate the charter documents of Sun Energy Solar or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Sun Energy Solar is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, Sun Energy Solar Material Contracts, or any right or rights enjoyed by Sun Energy Solar,

(iii)	result in any alteration of Sun Energy Solar's obligations under any agreement to which Sun Energy Solar is a party including, without limitation, the Sun Energy Solar Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Sun Energy Solar Assets,

(v)	result in the imposition of any tax liability to Sun Energy Solar relating to Sun Energy Solar Assets or the Sun Energy Solar Shares, or

(vi)	violate any court order or decree to which either Sun Energy Solar is subject;

Sun Energy Solar Assets - Ownership and Condition

(dd)
Business Assets. The Sun Energy Solar Assets comprise all of the property and assets of the Sun Energy Solar Business, and neither the Sun Energy Solar Shareholders nor any other person, firm or corporation owns any assets used by Sun Energy Solar in operating the Sun Energy Solar Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “C” or “D” hereto;

(ee)
Title. Sun Energy Solar is the legal and beneficial owner of the Sun Energy Solar Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “C” or “D” hereto;

(ff)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Sun Energy Solar Assets;

(gg)
Sun Energy Solar Insurance Policies. Sun Energy Solar maintains the public liability insurance and insurance against loss or damage to the Sun Energy Solar Assets and the Sun Energy Solar Business as described in Schedule “C” or “D” hereto;

(hh)	Sun Energy Solar Material Contracts. The Sun Energy Solar Material Contracts listed in Schedule “C” or “D” constitute all of the material contracts of Sun Energy Solar;

(ii)
No Default. There has not been any default in any material obligation of Sun Energy Solar or any other party to be performed under any of Sun Energy Solar Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “R”), and Sun Energy Solar is not aware of any default in the obligations of any other party to any of the Sun Energy Solar Material Contracts;

(jj)	Reserved.;

Sun Energy Solar Assets - Sun Energy Solar Equipment

(kk)	Sun Energy Solar Equipment. The Sun Energy Solar Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Sun Energy Solar Assets - Sun Energy Solar Goodwill and Other Assets

(ll)
Sun Energy Solar Goodwill. Sun Energy Solar carries on the Sun Energy Solar Business only under the name "Sun Energy Solar Incorporated" and variations thereof and under no other business or trade names. Sun Energy Solar does not have any knowledge of any infringement by Sun Energy Solar of any patent, trademark, copyright or trade secret;

The Business of Sun Energy Solar

(mm)
Maintenance of Business. Since the date of the Sun Energy Solar Financial Statements, the Sun Energy Solar Business has been carried on in the ordinary course and Sun Energy Solar has not entered into any material agreement or commitment except in the ordinary course; and

(nn)
Subsidiaries. Sun Energy Solar does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and Sun Energy Solar does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2           The representations and warranties of the Sun Energy Solar Shareholders contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by ACADIA, the representations and warranties of the Sun Energy Solar Shareholders shall survive the Closing.

Indemnity

5.3           The Sun Energy Solar Shareholders agrees to indemnify and save harmless ACADIA from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Sun Energy Solar Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Sun Energy Solar Shareholders to ACADIA hereunder.

ARTICLE 6
COVENANTS OF SUN ENERGY SOLAR AND
THE SUN ENERGY SOLAR SHAREHOLDERS

Covenants

6.1              Sun Energy Solar and the Sun Energy Solar Shareholders covenant and agree with ACADIA that they will:

(a)
Conduct of Business. Until the Closing, conduct the Sun Energy Solar Business diligently and in the ordinary course consistent with the manner in which the Sun Energy Solar Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use their best efforts to preserve the Sun Energy Solar Business and the Sun Energy Solar Assets and, without limitation, preserve for ACADIA Sun Energy Solar’s relationships with their suppliers, customers and others having business relations with them;

(c)
Access. Until the Closing, give ACADIA and its representatives full access to all of the properties, books, contracts, commitments and records of Sun Energy Solar relating to Sun Energy Solar, the Sun Energy Solar Business and the Sun Energy Solar Assets, and furnish to ACADIA and its representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Sun Energy Solar Assets, including the Sun Energy Solar Material Contracts, notwithstanding the change in control of Sun Energy Solar arising from the Merger;

(e)
Reporting and Internal Controls. From and after the Effective Time, the Sun Energy Solar Shareholders shall forthwith take all required actions to implement internal controls on the business of the Surviving Company to ensure that the Surviving Company and ACADIA comply with Section 13(b)(2) of the Securities and Exchange Act of 1934; and

(f)
Audited Financial Statements.  Immediately upon execution of this Agreement, cause to be prepared audited financial statements of Sun Energy Solar in compliance with the requirements of Regulation SB as promulgated by the Securities and Exchange Commission, such audited financial statements to be provided no later than the Closing Date.

Authorization

6.2              Sun Energy Solar hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Sun Energy Solar to release any and all information in their possession respecting Sun Energy Solar to ACADIA.  Sun Energy Solar shall promptly execute and deliver to ACADIA any and all consents to the release of information and specific authorizations which ACADIA reasonably require to gain access to any and all such information.

Survival

6.3              The covenants set forth in this Article shall survive the Closing for the benefit of ACADIA.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of ACADIA

7.1              ACADIA’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to ACADIA hereunder will have been so executed and delivered;

(b)
all of the terms, covenants and conditions of this Agreement to be complied with or performed by Sun Energy Solar or the Sun Energy Solar Shareholders at or prior to the Closing will have been complied with or performed;

(c)	ACADIA shall have completed its review and inspection of the books and records of Sun Energy Solar and shall be satisfied with same in all material respects;

(d)
title to the Sun Energy Solar Shares held by the Sun Energy Solar Shareholders and to the Sun Energy Solar Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

(e)	the Certificate of Merger shall be executed by Sun Energy Solar in form acceptable for filing with the Delaware Secretary of State;

(f)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Sun Energy Solar, its liabilities or the Sun Energy Solar Assets or any damage, loss or other change in circumstances materially and adversely affecting the Sun Energy Solar Business or the Sun Energy Solar Assets or Sun Energy Solar's right to carry on the Sun Energy Solar Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Sun Energy Solar or the Sun Energy Solar Business (whether or not covered by insurance) materially and adversely affecting Sun Energy Solar, the Sun Energy Solar Business or the Sun Energy Solar Assets; and

(g)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by ACADIA

7.2              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of ACADIA and any such condition may be waived in whole or in part by ACADIA at or prior to Closing by delivering to Sun Energy Solar a written waiver to that effect signed by ACADIA. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, ACADIA shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of Sun Energy Solar and the Sun Energy Solar Shareholders

7.3              The obligation of Sun Energy Solar and the Sun Energy Solar Shareholders to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Sun Energy Solar hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by ACADIA at or prior to the Closing will have been complied with or performed;

(c)	Sun Energy Solar shall have completed its review and inspection of the books and records of ACADIA and its subsidiaries and shall be satisfied with same in all material respects;

(d)
ACADIA will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to Sun Energy Solar at the Closing and the Acquisition Shares will be registered on the books of ACADIA in the name of the holder of Sun Energy Solar Shares at the Effective Time;

(e)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(f)	the Certificate of Merger shall be executed by the Acquirer in form acceptable for filing with the Delaware Secretary of State;

(g)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of ACADIA, its subsidiaries, their liabilities or the ACADIA Assets or any damage, loss or other change in circumstances materially and adversely affecting ACADIA, the ACADIA Business or the ACADIA Assets or ACADIA’ right to carry on the ACADIA Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to ACADIA or the ACADIA Business (whether or not covered by insurance) materially and adversely affecting ACADIA, its subsidiaries, the ACADIA Business or the ACADIA Assets; and

(h)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by Sun Energy Solar and the Sun Energy Solar Shareholders

7.4              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Sun Energy Solar and the Sun Energy Solar Shareholders and any such condition may be waived in whole or in part by Sun Energy Solar or the Sun Energy Solar Shareholders at or prior to the Closing by delivering to ACADIA a written waiver to that effect signed by Sun Energy Solar and the Sun Energy Solar Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing Sun Energy Solar and the Sun Energy Solar Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5              The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6              Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before December 1, 2007, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7           Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Sun Energy Solar and ACADIA and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that ACADIA will be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of ACADIA’ filings with the Securities and Exchange Commission.

ARTICLE 8
RISK

Material Change in the Business of Sun Energy Solar

8.1              If any material loss or damage to the Sun Energy Solar Business occurs prior to Closing and such loss or damage, in ACADIA's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, ACADIA shall, within two (2) days following any such loss or damage, by notice in writing to Sun Energy Solar, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to ACADIA' obligations to carry out the transactions contemplated hereby, be vested in Sun Energy Solar or otherwise adequately secured to the satisfaction of ACADIA on or before the Closing Date.

Material Change in the ACADIA Business

8.2              If any material loss or damage to the ACADIA Business occurs prior to Closing and such loss or damage, in Sun Energy Solar's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Sun Energy Solar shall, within two (2) days following any such loss or damage, by notice in writing to ACADIA, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Sun Energy Solar's obligations to carry out the transactions contemplated hereby, be vested in ACADIA or otherwise adequately secured to the satisfaction of Sun Energy Solar on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1              The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Sun Energy Solar

9.2              On or before the Closing, Sun Energy Solar and the Sun Energy Solar Shareholders will deliver or cause to be delivered to ACADIA:

(a)
the original or certified copies of the charter documents of Sun Energy Solar and all corporate records documents and instruments of Sun Energy Solar, the corporate seal of Sun Energy Solar and all books and accounts of Sun Energy Solar;

(b)
all reasonable consents or approvals required to be obtained by Sun Energy Solar for the purposes of completing the Merger and preserving and maintaining the interests of Sun Energy Solar under any and all Sun Energy Solar Material Contracts and in relation to Sun Energy Solar Assets;

(c)	certified copies of such resolutions of the shareholder and director of Sun Energy Solar as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from Sun Energy Solar and the Sun Energy Solar Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)	the Certificate of Merger, duly executed by Sun Energy Solar; and

(f)	such other documents as ACADIA may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by ACADIA

9.3              On or before the Closing, ACADIA shall deliver or cause to be delivered to Sun Energy Solar and the Sun Energy Solar Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of Sun Energy Solar Common Stock;

(b)
certified copies of such resolutions of the directors of ACADIA as are required to be passed to authorize the execution, delivery and implementation of this Agreement, together with the appointment of Carl L. Smith III as a member of the Board of Directors of ACADIA;

(c)	a certified copy of a resolution of the directors of ACADIA dated as of the Closing Date appointing the nominees of Sun Energy Solar as officers of Sun Energy Solar;

(d)	an acknowledgement from ACADIA of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(e)	Reserved;

(f)	the Certificate of Merger, duly executed by the Acquirer; and

(g)	such other documents as Sun Energy Solar may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

  Forthwith after the Closing, ACADIA, Sun Energy Solar and the Sun Energy Solar Shareholders agree to use all their best efforts to:

(a)	file the Certificate of Merger with Secretary of State of the State of Delaware;

(b)	issue a news release reporting the Closing;

(c)
file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement and which includes audited financial statements of Sun Energy Solar as well as pro forma financial information of Sun Energy Solar and ACADIA as required by Regulation SB as promulgated by the Securities and Exchange Commission; and

(d)	file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Acquisition Shares by the Sun Energy Solar Shareholders.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1           The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

Notice

11.2              Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3              The address for service of notice of each of the parties hereto is as follows:

(a)	ACADIA or the Acquirer:

ACADIA International Distributors Inc.
847 MacEwen Drive
Osprey, Fl 34229-9244
Phone:  (941) 918-0288
Telecopier: (941) 827-9701

(b)	Sun Energy Solar or the Sun Energy Solar Shareholders

Sun Energy Solar, Inc.
6408 Parkland Drive, Suite 104
Phone:  (941) 751-6800
Telecopier: (941) 751-3583

Change of Address

11.4              Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5              Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6              Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7              The provisions contained herein constitute the entire agreement among Sun Energy Solar, the Sun Energy Solar Shareholders, the Acquirer and ACADIA respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Sun Energy Solar, the Sun Energy Solar Shareholders, the Acquirer and ACADIA with respect to the subject matter hereof.

Enurement

11.8              This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9              This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10              This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11                      This Agreement is subject to the laws of the State of New York.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

                                       ACADIA RESOURCES INC.

___________________________________                                     By:_____________________
Witness                                                                                                       Carl L. Smith, III, Presiden
___________________________________
Name
___________________________________
Address

       SUNOVIA SOLAR, INC.
___________________________________
                                                                                                                       By:_______________________
Witness                                                                                                        Carl L. Smith, III, President
___________________________________
Name
___________________________________
Address

                     SUN ENERGY SOLAR, INC.

___________________________________                                   By:___________________
Witness                                                                                                      Matthew Veal, Chief Financial Officer
___________________________________
Name
___________________________________
Address

                                                                            SUN ENERGY SOLAR, INC. SHAREHOLDERS

___________________________________                                                                          ___________________________________________
Witness                                                                                                                                            Carl L. Smith III
___________________________________                                                                         No. of Shares of
Name                                                                                                                                                 Common Stock:  90,465,000
___________________________________
Address

______________________________                                                                                                ___________________________________
Witness                                                                                                                                                       Name: Richard Craig Hall
                                                          No. of Shares
______________________________                                                                                                of Common Stock: 17,659,667
Name

______________________________
Address

______________________________                                                                                                ___________________________________
Witness                                                                                                                                                       Name: Rick St. George
                                                          No. of Shares
______________________________                                                                                                of Common Stock: 18,962,463
Name

______________________________

Schedule “A”	Acadia Form 10-KSB as filed with the Securities and Exchange Commission on October 19, 2007

Schedule “B”	Settlement Agreement by and between Acadia and James Donahue

Schedule “C”	Unaudited Financial Statements of Sun Energy Solar as of October 31, 2007

Schedule “D”	Audited Consolidated Financial Statements for the Period from Inception (November 9, 2005) through July 31, 206 and the year ended July 31, 2007